UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 8, 2018 (Date of earliest event reported)

Ritchie Bros. Auctioneers Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6
(Address of principal executive offices) (Zip Code)

(778) 331-5500
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 8, 2018, Ritchie Bros. Auctioneers Incorporated (the “Company”) held its 2018 annual and special meeting of shareholders (the “Annual Meeting”). Proxies with respect to the matters voted upon at the Annual Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. All of the resolutions put forward at the Annual Meeting were approved. The final voting results of the Annual Meeting are set out below:

(1)	Election of Directors. The Company’s shareholders elected the following 9 nominees to the board of directors (the “Board”). Each of the nominees will serve for a one-year term and hold office until the next annual meeting of shareholders, unless he or she sooner ceases to hold office. The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the election of directors:

Nominee	For	Withheld	Abstain	Broker Non-Vote
Beverley A. Briscoe	90,466,618	1,385,935	-	3,462,751
Robert G. Elton	89,528,734	2,323,819	-	3,462,751
J. Kim Fennell	91,567,233	285,320	-	3,462,751
Amy Guggenheim Shenkan	91,516,093	336,460	-	3,462,751
Erik Olsson	81,202,184	10,650,369	-	3,462,751
Edward B. Pitoniak	91,021,037	831,516	-	3,462,751
Sarah E. Raiss	89,446,300	2,406,253	-	3,462,751
Ravi K. Saligram	91,483,789	368,764	-	3,462,751
Christopher Zimmerman	91,487,066	365,487	-	3,462,751

(2)	Appointment of Ernst & Young LLP. The Company’s shareholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 and authorized the audit committee of the Board to fix their remuneration. The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the appointment of Ernst & Young LLP:

For	Withheld	Abstain	Broker Non-Vote
95,247,204	68,100	-	-

(3)	Advisory Vote on Executive Compensation. The Company’s shareholders approved the non-binding advisory resolution, commonly known as a “Say on Pay” proposal, regarding the compensation of the Company’s named executive officers. The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Vote
89,375,330	2,448,021	29,199	3,462,754

(4)	Approval of the Amended and Restated Senior Executive Restricted Share Unit Plan. The Company’s shareholders approved the Amended and Restated Senior Executive Restricted Share Unit Plan. The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the Amended and Restated Senior Executive Restricted Share Unit Plan:

For	Against	Abstain	Broker Non-Vote
88,713,767	3,096,661	42,122	3,462,754

(5)	Approval of the Amended and Restated Employee Restricted Share Unit Plan. The Company’s shareholders approved the Amended and Restated Employee Restricted Share Unit Plan. The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the Amended and Restated Employee Restricted Share Unit Plan:

For	Against	Abstain	Broker Non-Vote
88,965,552	2,841,291	45,708	3,462,754

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2018	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary